UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2022

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company	58-0690070
(A Delaware Corporation)
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
(404) 506-5000

1-6468	Georgia Power Company	58-0257110
(A Georgia Corporation)
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308
(404) 506-6526

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
The Southern Company	Common Stock, par value $5 per share	SO	New York Stock Exchange
The Southern Company	Series 2017B 5.25% Junior Subordinated Notes due 2077	SOJC	New York Stock Exchange
The Southern Company	Series 2020A 4.95% Junior Subordinated Notes due 2080	SOJD	New York Stock Exchange
The Southern Company	Series 2020C 4.20% Junior Subordinated Notes due 2060	SOJE	New York Stock Exchange
The Southern Company	Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2081	SO 81	New York Stock Exchange
Georgia Power Company	Series 2017A 5.00% Junior Subordinated Notes due 2077	GPJA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant)
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01        Other Events.
On December 20, 2022, the Georgia Public Service Commission (“PSC”) voted to approve an alternate rate plan for Georgia Power Company (“Georgia Power”) effective January 1, 2023 and continuing through December 31, 2025 (the “2022 ARP”). The 2022 ARP reflects the settlement agreement (the “Settlement Agreement”), as modified by the Georgia PSC, among Georgia Power and the Georgia PSC Public Interest Advocacy Staff, which was filed with the Georgia PSC on December 14, 2022 and was subsequently signed by Americans for Affordable Clean Energy, ChargePoint, Inc., Commercial Group, EVgo Services, LLC, Georgia Association of Manufacturers, Metropolitan Atlanta Rapid Transit Authority, United States Department of Defense and all other Federal Executive Agencies and Utility Management Services.
Under the 2022 ARP, Georgia Power will increase its rates on January 1, 2023 and annually for 2024 and 2025 as detailed below with the incremental revenue requirements related to the Demand Side Management (“DSM”) tariff and coal combustion residual asset retirement obligations collected through the Environmental Compliance Cost Recovery (“ECCR”) tariff subject to updates through the annual compliance filings to be made at least 90 days prior to the effective date. Georgia Power will recover estimated increases through its existing tariffs as follows:

Tariff	2023	2024	2025
	(in millions)
Traditional Base	$193.7	$275.1	$315.3
ECCR	(20.8)	65.7	80.6
DSM	36.9	27.0	(1.9)
Municipal Franchise Fee	5.9	8.7	9.3
Total	$215.7	$376.5	$403.3

Further, under the 2022 ARP, Georgia Power’s retail return on equity (“ROE”) will be set at 10.50% and its equity ratio will be set at 56%. Earnings will be evaluated against a retail ROE range of 9.50% to 11.90%. Any retail earnings above 11.90% will be shared, with 40% being applied to reduce regulatory assets, 40% directly refunded to customers and the remaining 20% retained by Georgia Power. There will be no recovery of any earnings shortfall below 9.50% on an actual basis. However, if at any time during the term of the 2022 ARP, Georgia Power projects that its retail earnings will be below

9.50% for any calendar year, it may petition the Georgia PSC for implementation of the Interim Cost Recovery (“ICR”) tariff to adjust Georgia Power’s retail rates to achieve a 9.50% ROE. The Georgia PSC would have 90 days to rule on Georgia Power’s request. The ICR tariff would expire at the earlier of January 1, 2026 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR tariff, Georgia Power may file a full rate case.
Except as provided above, Georgia Power will not file for a general base rate increase while the 2022 ARP is in effect. Georgia Power is required to file a general rate case by July 1, 2025, in response to which the Georgia PSC would be expected to determine whether the 2022 ARP should be continued, modified or discontinued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2022	THE SOUTHERN COMPANY GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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